Exhibit 99.2

MADISONVILLE GAS PROCESSING, LP

Unaudited Condensed Financial Statements

For the Nine Months Ended September 30, 2008 and 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Geopetro Resources Company

San Francisco, California

We have reviewed the accompanying balance sheet of Madisonville Gas Processing, LP (the “Partnership”) as of September 30, 2008, the related statement of operations and cash flows for the nine months ended September 30, 2008 and 2007, and the related statement of changes in partners’ deficit for the nine months ended September 30, 2008.  These financial statements are the responsibility of the Partnership’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

/s/ HEIN & ASSOCIATES LLP
Dallas, Texas
November 13, 2009

MADISONVILLE GAS PROCESSING, LP

BALANCE SHEET

 (unaudited)

September 30, 2008

Assets

Current assets
Cash and cash equivalents	$326,045
Accounts receivable	556,673
Prepayments and other	155,521
Total current assets	1,038,239

Property, plant and equipment	14,819,518
Accumulated depreciation	(4,322,534)
Net property, plant and equipment	10,496,984

Intangibles and other	1,175,958
Accumulated amortization	(1,175,958)
Net intangibles and other	—

$11,535,223

Liabilities and Partners’ Capital

Current liabilities
Accounts payable and accrued liabilities	$1,597,598
Bank debt, current	7,697,847
Total current liabilities	9,295,445

Bank debt, less current portion	—
Subordinated debt	12,954,039
Asset retirement obligation	281,637
Total liabilities	22,551,121
Partners’ equity
Contributions	55,555,756
Accumulated deficit	(66,551,654)
Total partners’ equity	(10,995,898)

$11,535,223

The accompanying notes are an integral part of these statements.

MADISONVILLE GAS PROCESSING, LP

STATEMENTS OF OPERATIONS

(unaudited)

	Nine Months Ended
	September 30,
	2008	2007

Revenues
Sale of natural gas	$13,841,215	$14,900,246
Other	77,467	53,230
	13,918,682	14,953,476

Expenses
Cost of natural gas sales	9,213,438	8,729,003
Plant operating expense	4,640,721	3,964,291
General and administrative	1,240,150	1,537,812
Depreciation and amortization	993,148	1,092,288
Interest	2,042,822	—
Impairment	7,149,840	—
	25,280,119	15,323,394

Net loss	$(11,361,437)	$(369,918)

The accompanying notes are an integral part of these statements.

MADISONVILLE GAS PROCESSING, LP

STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended
	September 30,
	2008	2007

Operations
Net loss	$(11,361,437)	$(369,918)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Impairment expense	7,149,840	—
Depreciation and amortization	1,464,394	1,092,288

Changes in current and other assets and liabilities:
Decrease (increase) in:
Accounts receivable	784,978	(1,422,331)
Prepayments and other	6,438	(27,316)
Increase in:
Accounts payable and accrued liabilities	79,380	1,772,280
Net cash provided by (used in) operations	(1,876,407)	1,045,003

Investing
Property, plant and equipment	(1,071,961)	(29,076,921)
Net cash used in investing	(1,071,961)	(29,076,921)

Financing
Capital contributions	11,155,556	14,500,000
Bank loan borrowings/(repayments)	(12,456,666)	6,471,181
Borrowings under subordinated debt	3,349,416	7,500,000
Loan fees	—	(232,587)
Net cash provided by financing	2,048,306	28,238,594

Increase (decrease) in cash	(900,062)	206,675
Cash and cash equivalents, beginning of period	1,226,107	464,038
Cash and cash equivalents, end of period	$326,045	$670,713

Supplemental Disclosure of cash flows information:
Cash paid for interest	$517,153	$1,581,735

The accompanying notes are an integral part of these statements.

MADISONVILLE GAS PROCESSING, LP

STATEMENT OF CHANGES IN PARTNERS’ DEFICIT

(unaudited)

	Contributed Capital
	Common		Accumulated
	Units	Amount	Deficit	Total

Balance at January 1, 2008	80,000	$44,400,200	$(55,190,217)	$(10,790,017)

Contributions	—	11,155,556	—	11,155,556

Net loss	—	—	(11,361,437)	(11,361,437)

Balance at September 30, 2008	80,000	$55,555,756	$(66,551,654)	$(10,995,898)

The accompanying notes are an integral part of these statements.

MADISONVILLE GAS PROCESSING, LP

NOTES TO THE FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008

1.             BASIS OF PRESENTATION AND USE OF ESTIMATES

The interim financial statements of Madisonville Gas Processing, LP (the “Partnership”) are unaudited and contain all adjustments, consisting of normal recurring accruals, and adjustments to recognize estimated impairments of long-lived assets, necessary for a fair statement of the results for the interim period presented.  Results for the interim period are not necessarily indicative of results to be expected for a full year due in part, but not limited to, the volatility in prices for natural gas, estimates of the fair value of long-lived assets, transportation restrictions, the timing of modifications to the Partnership’s Natural Gas Processing Plant, product demand, market competition, and interruptions of production.  You should read these interim financial statements in conjunction with the audited financial statements and notes thereto included in Exhibit 99.1 which were filed on March 19, 2009 as Amendment 3 to this current report.

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  In preparing the accompanying financial statements, the Partnership’s management has made certain estimates and assumptions that affect reported amounts in the financial statements and disclosures.  Actual results may differ from those estimates.  Significant assumptions are required in the valuation of long-lived assets, which may affect the amount at which the Partnership’s Natural Gas Processing Plant is recorded.  It is reasonably possible these estimates could be revised in the near term, and these revisions could be material.

2.             RECENTLY ISSUED ACCOUNTING POLICIES NOT YET ADOPTED

In September 2006 the FASB issued ASC 820-10 (formerly SFAS No. 157), Fair Value Measurements. ASC 820-10 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. ASC 820-10 is effective for the Partnership’s financial statements as of January 1, 2008. On February 6, 2008 the FASB, approved the partial deferral of ASC 820-10 for non-financial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a reoccurring basis (at least annually) until fiscal years beginning after November 15, 2008. The Partnership has elected to defer recognition of items including:

•                  Nonfinancial assets and liabilities initially measured at fair value in a business combination.

•                  Reporting units measured at fair value in the first and second steps of a goodwill impairment test as described in paragraphs 19 to 21 of ASC 350-35 (formerly SFAS 142), Goodwill and Other Intangible Assets.

•                  Indefinite lived intangible assets measured at fair value for impairment assessment under ASC 350-35 (formerly SFAS 142).

•                  Long-lived assets measured as fair value for impairment assessment under ASC 360-10 (formerly SFAS 144), Accounting for Impairment or Disposal of Long Lived Assets.

•                  Asset retirement obligations initially measured at fair value under ASC 410-20 (formerly SFAS 143).

•                  Liabilities for exit or disposal activities initially measured at fair value under ASC 420-10 (formerly SFAS 146) Accounting for Costs Associated with Exit or Disposal Activities.

The provisions of ASC 820-10, adopted as of January 1, 2008 did not have a material impact on the Partnership’s financial statements.

In February 2007 the FASB issued ASC 825 (formerly SFAS No. 159), The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which permits an entity to measure certain financial assets and financial liabilities at fair value. The statement’s objective is to improve financial reporting by allowing entities to mitigate volatility in reported earnings caused by the measurement of related assets and liabilities using different attributes, without having to apply complex hedge accounting provisions. Under ASC 825, entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with a few exceptions, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. ASC 825 establishes presentation and disclosure requirements to help financial statement users understand the effect of the entity’s election on its earnings, but does not eliminate disclosure requirements of other accounting standards. Assets and liabilities that are measured at fair value must be displayed on the face of the balance sheet.  ASC 825 is effective for the Partnership as of January 1, 2008. The provisions of ASC 825 did not have an impact on the Partnership’s financial statements, as the Partnership did not elect the fair value option.

In December 2007 the FASB issued ASC 805 (formerly SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”)). This statement replaces SFAS 141, Business Combinations. The statement provides for how the acquirer recognizes and measures the identifiable assets acquired, liabilities assumed and any non-controlling interest in the acquiree. ASC 805 provides for how the acquirer recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. The statement determines what information to disclose to enable users to be able to evaluate the nature and financial effects of the business combination. The provisions of ASC 805 are effective for the Partnership as of January 1, 2009 and do not allow early adoption. The provisions of ASC 805 are not expected to have an impact on the Partnership’s financial statements.

4.                      LONG TERM DEBT

In February 2006, the Partnership entered into a bank credit agreement with the Bank of Oklahoma N.A. (“BOK”) providing for up to $25 million of borrowings to finance construction of the plant expansion.  The Agreement was amended in July 2006 and provides for a Term Loan A for up to $14.2 million ($15 million less principal payment through July 2006 of $800,000) and a Term Loan B for up to $10 million.  The Partnership was required to prepay Term Loan A for $10 million on March 31, 2008 due to lower than scheduled plant inlet gas volumes.  The outstanding balance under Term Loan B at September 30, 2008 was $7,697,847.  Term Loan B required monthly principal payments of $672,222 starting on May 1, 2007.  In July 2007, the bank credit agreement was amended to allow the Partnership to make no principal payments for the months of August, September and October 2007.  The credit agreement was further amended to reduce principal payments to $220,000 during May and June 2008 and with no monthly principal payments required through December 31, 2008, at which time all outstanding principal and interest amounts are due in full.  Accordingly, all outstanding principal amounts under Term Loan B are included in current liabilities on the Partnership’s balance sheet as of September 30, 2008.  At the Partnership’s option the loans bear interest at:  i) Libor plus 325 basis points; or ii) the bank’s prime rate plus up to 1.25%.

The bank loans are secured by substantially all of the Partnership’s assets.  The credit agreement includes various financial covenants including a restriction on payment of interest and fees on debt to Bear Cub Investment, LLC (“BCI”) and J.P. Morgan Partners, LLC (“JPMP”) private equity funds who are partners in the Partnership and distributions for taxes up to one-half of excess cash flow.  BOK has given the Partnership a waiver for payments of interest and fees made to BCI in 2007.  Interest and fees to BCI and JPMP incurred in 2008 are not being paid and are being added to the outstanding debt due to BCI and JPMP.  The Partnership must maintain a current ratio of 1:1.  The Partnership was not in compliance with all covenants as of September 30, 2008, however, all bank loans were paid in full on December 31, 2008.  See Note 6.

Unamortized debt issuance costs were $366,623 at January 1, 2008 and increased by $104,623 for nine months ended September 30, 2008.  All remaining debt issuance costs were amortized during the nine months ended September 30, 2008.  Such amortization expense is included in interest expense on the Partnership’s statement of operations.

In April 2007, the Partnership entered into a $10.8 million loan agreement and a $1.7 million loan agreement with its partners, the proceeds of which fund plant expansion costs (the “Subordinated Debt”).  The Subordinated Debt has maturity date of December 31, 2009 and accured interest at 1% per month.   No principal payments are required until maturity.   Under the terms of the note, interest payment are due monthly, however, until the Partnership has met certain cash flow thresholds as required  in the bank credit agreement with BOK, interest due under the subordinated debt will be added to the loan principal.  As of September 30, 2008, interest and fees incurred under the subordinated debt amounting to $660,882 have been added to the related principal balances.  The Subordinated Debt is secured by substantially all of the Partnership’s assets, though such security is subordinated to the BOK loans.

During the nine months ended September 30, 2007, the Partnership capitalized $1,712,072 of interest associated with the bank loans and the Subordinated Debt.

5.                RELATED PARTY TRANSACTIONS

The Partnership has no employees.  BCI charges a management fee to manage all operations of the Partnership.  For the nine months ended September 30, 2008, the management fee totaled $830,000 compared to $1,240,000 during the same period of 2007. These charges are included in general and administrative expense.  In addition, BCI charges the Partnership for all direct field employee salaries and benefits.  For the nine months ended September 30, 2008 and 2007, these charges totaled $912,061 and $844,533, respectively, and are included in Operations expense. The Partnership has Subordinated debt of $12.95 million at September 30, 2008 and $9.5 million at September 30, 2007, respectively.

6.                SUBSEQUENT EVENTS

On December 31, 2008, the Partnership sold its gas plants and all related equipment and associated contracts to Madisonville Midstream LLC, a wholly-owned indirect subsidiary of GeoPetro Resources Company (“GeoPetro”) for approximately $10.5 million.   Consideration included the assumption by GeoPetro of the Company’s outstanding debt with the Bank of Oklahoma of $7.7 million, 1.5 million shares of GeoPetro common stock and cash proceeds of $1.1 million used to pay outstanding payables.

Based on the difference between the net realizable value of the Partnership’s assets as discussed above and the carrying value of those assets as of September 30, 2008, the Partnership recognized an impairment charge of $7,149,840  which is included in operating expenses on the Partnership’s statement of operations for the nine months ended September 30, 2008.